                                                                      EXHIBIT 24



DAVID H. JARVIS
ATTORNEY AND COUNSELOR


                                        31555 West Fourteen Mile Road, Suite 212
                                               Farmington Hills, Michigan  48334
================================================================================
Phone   (248) 865-6000
Fax     (248) 865-9749
E-Mail  Rbitrator@aol.com



                                February 22, 2000


U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Re: Combined Professional Services, Inc.


Dear Sir/Madam:

        I have acted as counsel to Combined Professional Services, Inc., a Nevada corporation (the "Company"), in connection with its Registration Statement Filed as Form 10-SB/2A and submitted contemporaneously herewith as Form 10-SB/2A.

        In my representation I have examined such documents, corporate records, and other instruments as we have deemed necessary and/or appropriate for the purpose of rendering this opinion, including, but not limited to, the Articles of Incorporation and Bylaws of the Company. In addition, we have also examined the prior opinions of Shawn F. Hackman, P.C., and Patrick C. Clary, Chartered, former counsel to the Company.

        Based upon the foregoing, it is my opinion that the Company is duly organized and validly exists as a corporation under the laws of the State of Nevada. I hereby consent to the use of this opinion as an exhibit to the Registration Statement filed herewith.



                                        Sincerely,

                                        /s/ DAVID H. JARVIS, ESQ.
                                        --------------------------------
                                            David H. Jarvis, Esq.